Exhibit 99.1
Nextracker Reports Second Quarter Fiscal Year 2026 Financial Results
Q2 FY26 Revenues of $905 Million, Up 42% Year-over-Year
Raises FY26 Revenue and Profitability Outlook
FREMONT, Calif., October 23, 2025 – Nextracker (Nasdaq: NXT), a leading solar technology platform provider, today announced financial results for the second quarter of fiscal year 2026, ended September 26, 2025.
Financial Summary
(In millions, except per share)

	Q2 FY26	Q1 FY26	Q2 FY25
Revenue	$905	$864	$636
GAAP Gross Profit	$293	$282	$225
GAAP Gross Margin	32.4%	32.6%	35.4%
GAAP Net Income	$147	$157	$117
GAAP Net Income Margin	16.2%	18.2%	18.5%
GAAP Diluted EPS	$0.97	$1.04	$0.79

Adjusted Gross Profit	$300	$285	$228
Adjusted Gross Margin	33.1%	33.0%	35.9%
Adjusted EBITDA	$224	$215	$173
Adjusted EBITDA Margin	24.7%	24.9%	27.2%
Adjusted Net Income	$181	$176	$145
Adjusted Diluted EPS	$1.19	$1.16	$0.97
Q2 FY26, Q1 FY26 and Q2 FY25 results include approximately $67 million, $82 million, and $48 million, respectively, of IRA 45X advanced manufacturing tax credit vendor rebates and tariffs, net.

Please refer to Nextracker’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K for more information and schedules III, IV and V attached to this press release for a reconciliation of non-GAAP to GAAP financial measures. Additional information can be found on the Investor Relations section of our website.
Second Quarter Fiscal Year 2026 Financial Highlights:
•Revenue of $905 million, up 42% YoY
•GAAP gross profit of $293 million, up 30% YoY and GAAP operating income of $181 million, up 36% YoY
•Adjusted gross profit of $300 million, up 31% YoY and adjusted EBITDA of $224 million, up 29% YoY
•Operating cash flow of $268 million YTD with $845 million of cash at the end of the quarter with no debt
Business Highlights:
•Backlog grew to record level of over $5 billion
•Launched our new NX PowerMergeTM, electrical balance of systems (eBOS) trunk connector and achieved record quarterly eBOS bookings in Q2, the highest in Bentek’s 40-year company history

•Acquired Origami Solar, launching our advanced module frame technology business, and signed a multi-gigawatt multi-year supply agreement for advanced module frames
•Achieved record bookings for our foundation solutions business and TrueCapture®, Nextracker’s proprietary energy yield management system, in Q2
•Achieved record bookings in Europe in Q2
•Entered into a joint venture agreement to form Nextracker Arabia with Abunayyan Holding in Saudi Arabia to help further expand our footprint in the Middle East and North Africa markets

“Nextracker delivered another strong quarter with robust financial performance amid accelerating global demand for our technology,” said Dan Shugar, founder and CEO of Nextracker. “Bookings for our tracker products remain healthy, leading to a record backlog of greater than $5 billion. The company has now shipped over 150 GW of our tracker systems since inception, and we remain highly focused on driving continued growth in our core business. We are also pleased to see early market traction across our newly acquired businesses, including our recently announced multi-gigawatt advanced module frame supply agreement, as well as record bookings for our foundation solutions and electrical balance of system (eBOS) solutions. Nextracker is executing at a high level and is well positioned to address rapidly expanding global power demand.”

“This quarter reflects the power of our financial discipline and balance sheet strength. We enhanced our capital structure with a $1 billion unsecured revolving credit facility at investment grade terms,” said Chuck Boynton, CFO of Nextracker. “With a strong cash position, no debt, and consistent free cash flow generation, we’re exceptionally well positioned to support our growth and strategic initiatives. Looking ahead, we’re excited to host our Capital Markets Day on November 12, where we will share more about the opportunities ahead.”
FY2026 Annual Outlook
Raised FY26 revenue and profitability ranges

	Updated Outlook	Previous Outlook
Revenue	$3.275 to $3.475 billion	$3.2 to $3.45 billion
GAAP Net Income	$499 to $529 million	$496 to $543 million
GAAP Diluted EPS	$3.26 to $3.46	$3.24 to $3.55
Adjusted EBITDA	$775 to $815 million	$750 to $810 million
Adjusted Diluted EPS	$4.04 to $4.25	$3.96 to $4.27
Adjusted EBITDA range of $775 million to $815 million excludes approximately $142 million for stock-based compensation, acquisition related costs, and net intangible amortization.
Adjusted Diluted EPS range of $4.04 to $4.25 excludes approximately $0.78 for stock-based compensation, acquisition related costs, and net intangible amortization, net of impacts for tax.
Our outlook assumes the current U.S. policy environment remains intact, and in addition, that permitting processes and timelines will remain consistent with historical levels. The Company is closely monitoring potential regulatory actions, which could impact project timing, investment decisions and our financial results.
Q2 FY26 Earnings Call
October 23, 2025
2:00 p.m. PT / 5:00 p.m. ET
Live webcast available on investors.nextracker.com

We encourage you to review our Q2 FY26 Shareholder Letter, which, along with this press release, is available on the Nextracker Investor Relations website and includes important information for Nextracker shareholders that supplements and expands on the information in this press release.

The webcast replay will be available on the Nextracker Investor Relations website following the conclusion of the event.
About Nextracker
Nextracker innovates and delivers a leading solar power technology platform with integrated tracker, electrical and mechanical solutions, and yield management and control systems for utility-scale and distributed generation projects. Our advanced technology enables solar power plants to follow the sun’s movement across the sky and optimize performance. With systems operating in more than 40 countries worldwide, Nextracker offers innovative solutions that accelerate solar power plant construction, increase energy output, and enhance long-term reliability. For more information, visit www.nextracker.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the trends for energy demand and future solar adoption, the expected benefit and duration of our advanced module frame supply agreement, benefits of our recent acquisitions (including the benefits our customers may realize as a result of integrating these businesses into Nextracker’s), the demand for our products, (including our eBOS solutions and our other tracker products), our bookings and backlog, including our ability to convert our backlog into revenue, the anticipated benefits of our joint venture agreement, including the anticipated expansion of our operations in the Middle East and North Africa markets, our competitiveness and global market share, the impacts to our business caused by the U.S. policy environment, and Nextracker’s outlook for fiscal year 2026 and other periods. These forward-looking statements are based on various assumptions and on the current expectations of Nextracker’s management. These statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties that are also described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Nextracker’s most recent Quarterly Report on Form 10-Q, Annual Report on Form 10-K and other documents that Nextracker has filed or will file with the Securities and Exchange Commission. There may be additional risks that Nextracker is not aware of or that Nextracker currently believes are immaterial that could also cause actual results to differ from the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Nextracker assumes no obligation to update these forward-looking statements.
Use of Adjusted Financial Information
An explanation and reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Schedules III, IV and V attached to this press release, and can be found, along with other financial information including the Earnings Presentation, on the investor relations section of our website at investors.nextracker.com.
Channels for Disclosure of Information
Nextracker intends to announce material information to the public through the Nextracker Investor Relations website, investors.nextracker.com, SEC filings, press releases, public conference calls, and public webcasts. Nextracker uses these channels to communicate with its investors, customers, and the public about the company, its offerings, and other issues. As such, Nextracker encourages investors, the media, and others to follow the channels listed above and to review the information disclosed through such channels.

Investor Contact:
Sarah Lee
Investor@nextracker.com
Media Contact:
Brandy Lee
Media@nextracker.com

Schedule I
Nextracker Inc.
Unaudited condensed consolidated statements of operations and comprehensive income
(In thousands, except per share data)

	Three-month periods ended
	September 26, 2025	June 27, 2025	September 27, 2024
Revenue	$905,268	$864,253	$635,571
Cost of sales	612,408	582,527	410,776
Gross profit	292,860	281,726	224,795
Selling, general and administrative expenses	84,626	73,936	72,127
Research and development	26,889	21,560	19,193
Operating income	181,345	186,230	133,475
Interest expense	730	1,216	3,665
Other income, net	(2,110)	(5,953)	(7,382)
Income before income taxes	182,725	190,967	137,192
Provision for income taxes	35,864	33,784	19,928
Net income and comprehensive income	146,861	157,183	117,264
Less: Net income attributable to non-controlling interests	—	—	1,873
Net income attributable to Nextracker Inc.	$146,861	$157,183	$115,391

Earnings per share attributable to Nextracker Inc. common stockholders
Basic	$0.99	$1.06	$0.80
Diluted	$0.97	$1.04	$0.79
Weighted-average shares used in computing per share amounts:
Basic	148,028	147,631	143,479
Diluted	152,018	150,901	149,079

Nextracker Inc.
Unaudited condensed consolidated statements of operations and comprehensive income (continued)
(In thousands, except per share data)

	Six-month periods ended
	September 26, 2025	September 27, 2024
Revenue	$1,769,521	$1,355,492
Cost of sales	1,194,935	893,257
Gross profit	574,586	462,235
Selling, general and administrative expenses	158,562	132,954
Research and development	48,449	35,712
Operating income	367,575	293,569
Interest expense	1,946	6,945
Other income, net	(8,063)	(2,514)
Income before income taxes	373,692	289,138
Provision for income taxes	69,648	47,080
Net income and comprehensive income	304,044	242,058
Less: Net income attributable to non-controlling interests	—	4,967
Net income attributable to Nextracker Inc.	$304,044	$237,091

Earnings per share attributable to Nextracker Inc. common stockholders
Basic	$2.06	$1.66
Diluted	$2.01	$1.62
Weighted-average shares used in computing per share amounts:
Basic	147,480	142,785
Diluted	151,110	149,151

Schedule II
Nextracker Inc.
Unaudited condensed consolidated balance sheets
(In thousands)

	As of September 26, 2025	As of March 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$845,342	$766,103
Accounts receivable, net of allowance of $2,184 and $1,472, respectively	549,216	472,462
Contract assets	425,338	405,890
Inventories	221,155	209,432
Section 45X credit receivable	244,483	215,616
Other current assets	153,141	88,483
Total current assets	2,438,675	2,157,986
Property and equipment, net	84,928	60,395
Goodwill	473,667	371,018
Other intangible assets, net	81,716	53,241
Deferred tax assets	513,745	498,778
Other assets	76,158	51,098
Total assets	$3,668,889	$3,192,516
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$553,608	$585,299
Accrued expenses	103,573	97,000
Deferred revenue	372,348	247,127
Other current liabilities	90,277	104,086
Total current liabilities	1,119,806	1,033,512
Tax receivable agreement (TRA) liability	372,460	394,879
Long-term deferred revenue	98,882	96,635
Other liabilities	92,043	39,360
Total liabilities	1,683,191	1,564,386
Total stockholders’ equity	1,985,698	1,628,130
Total liabilities and stockholders’ equity	$3,668,889	$3,192,516

Schedule III
Nextracker Inc.
Unaudited condensed consolidated statements of cash flows
(In thousands)

	Six-month periods ended
	September 26, 2025	September 27, 2024
Cash flows from operating activities:
Net income	$304,044	$242,058
Depreciation and amortization of intangible assets	13,150	3,883
Changes in working capital and other, net	(48,991)	28,686
Net cash provided by operating activities	268,203	274,627
Cash flows from investing activities:
Purchases of property and equipment	(26,732)	(14,900)
Payment for acquisitions, net of cash acquired	(115,789)	(144,675)
Net cash used in investing activities	(142,521)	(159,575)
Cash flows from financing activities:
Repayment of bank borrowings	—	(1,875)
Payment of revolver issuance costs	(1,993)	(3,715)
TRA payment	(27,427)	(15,520)
Distribution to former non-controlling interest holder	(3,010)	(6,112)
Payment of acquisition deferred purchase price	(14,013)	—
Net cash used in financing activities	(46,443)	(27,222)
Net increase in cash and cash equivalents	79,239	87,830
Cash and cash equivalents beginning of period	766,103	474,054
Cash and cash equivalents end of period	$845,342	$561,884

	Six-month periods ended
Adjusted free cash flow	September 26, 2025	September 27, 2024
Net cash provided by operating activities	$268,203	$274,627
Purchases of property and equipment	(26,732)	(14,900)
Adjusted free cash flow	$241,471	$259,727

Schedule IV
Nextracker Inc.
Reconciliation of GAAP to Non-GAAP financial measures
(In thousands, except percentages and per share data)

	Three-month periods ended
	September 26, 2025		June 27, 2025		September 27, 2024
GAAP gross profit & margin	$292,860	32.4%	$281,726	32.6%	$224,795	35.4%
Stock-based compensation expense	5,077		2,238		2,481
Intangible amortization	1,649		1,159		896
Adjusted gross profit & margin	$299,586	33.1%	$285,123	33.0%	$228,172	35.9%

GAAP operating income & margin	$181,345	20.0%	$186,230	21.5%	$133,475	21.0%
Stock-based compensation expense	31,653		22,310		29,885
Intangible amortization	2,918		2,059		1,875
Acquisition related costs	2,577		1,079		2,177
Adjusted operating income & margin	$218,493	24.1%	$211,678	24.5%	$167,412	26.3%

GAAP net income & margin	$146,861	16.2%	$157,183	18.2%	$117,264	18.5%
Stock-based compensation expense	31,653		22,310		29,885
Intangible amortization	2,918		2,059		1,875
Adjustment for taxes	(3,420)		(7,129)		(6,274)
Acquisition related costs	2,577		1,079		2,177
Adjusted net income & margin	$180,589	19.9%	$175,502	20.3%	$144,927	22.8%

GAAP net income & margin	$146,861	16.2%	$157,183	18.2%	$117,264	18.5%
Interest, net	(5,911)		(5,371)		455
Revolver extinguishment cost	5,121		—		—
Provision for income taxes	35,864		33,784		19,928
Depreciation expense	4,443		3,730		1,067
Intangible amortization	2,918		2,059		1,875
Stock-based compensation expense	31,653		22,310		29,885
Acquisition related costs	2,577		1,079		2,177
Adjusted EBITDA & margin	$223,526	24.7%	$214,774	24.9%	$172,651	27.2%

Diluted earnings per share
GAAP	$0.97		$1.04		$0.79
Earnings per share attributable to Non-GAAP adjustments	0.22		0.12		0.18
Adjusted	$1.19		$1.16		$0.97

Diluted shares used in computing per share amounts	152,018		150,901		149,079

Nextracker Inc.
Reconciliation of GAAP to Non-GAAP financial measures (continued)
(In thousands, except percentages and per share data)

	Six-month periods ended
	September 26, 2025		September 27, 2024
GAAP gross profit & margin	$574,586	32.5%	$462,235	34.1%
Stock-based compensation expense	7,315		6,261
Intangible amortization	2,808		984
Adjusted gross profit & margin	$584,709	33.0%	$469,480	34.6%

GAAP operating income & margin	$367,575	20.8%	$293,569	21.7%
Stock-based compensation expense	53,963		51,786
Intangible amortization	4,977		1,963
Acquisition related costs	3,656		3,657
Adjusted operating income & margin	$430,171	24.3%	$350,975	25.9%

GAAP net income & margin	$304,044	17.2%	$242,058	17.9%
Stock-based compensation expense	53,963		51,786
Intangible amortization	4,977		1,963
Adjustment for taxes	(10,549)		(15,918)
Acquisition related costs	3,656		3,657
Adjusted net income & margin	$356,091	20.1%	$283,546	20.9%

GAAP net income & margin	$304,044	17.2%	$242,058	17.9%
Interest, net	(11,282)		(837)
Revolver extinguishment cost	5,121		—
Provision for income taxes	69,648		47,080
Depreciation expense	8,173		1,920
Intangible amortization	4,977		1,963
Stock-based compensation expense	53,963		51,786
Acquisition related costs	3,656		3,657
Adjusted EBITDA & margin	$438,300	24.8%	$347,627	25.6%

Diluted earnings per share
GAAP	$2.01		$1.62
Earnings per share attributable to Non-GAAP adjustments	0.35		0.28
Adjusted	$2.36		$1.90

Diluted shares used in computing per share amounts	151,110		149,151

See the accompanying notes on Schedule V attached to this press release

Schedule V
Nextracker Inc.
Notes

To supplement Nextracker’s unaudited selected financial data presented consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges and gains, including adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”), adjusted EBITDA margin, adjusted gross profit, adjusted gross margin, adjusted operating income, adjusted operating margin, adjusted net income, adjusted net income margin, adjusted diluted earnings per share, and adjusted free cash flow. These supplemental measures exclude certain legal and other charges, stock-based compensation expense and intangible amortization, other discrete events as applicable and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all the amounts associated with Nextracker’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Nextracker’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of the Company’s performance.
In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:
•the ability to make more meaningful period-to-period comparisons of the Company’s ongoing operating results;
•the ability to better identify trends in the Company’s underlying business and perform related trend analysis;
•a better understanding of how management plans and measures the Company’s underlying business; and
•an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.
The following are explanations of each of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding each of these individual items in the reconciliations of these non-GAAP financial measures:
Stock-based compensation expense consists of non-cash charges for the estimated fair value of unvested restricted share unit and stock option awards granted to employees. The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions, and the variety of award types. In addition, the Company believes it is useful to investors to understand the specific impact stock-based compensation expense has on its operating results.

Intangible amortization consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.
Acquisition costs consist primarily of nonrecurring transaction costs for business acquisitions.
Adjustment for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures to provide a more meaningful measure on non-GAAP net income and certain adjustments related to non-recurring settlements of tax contingencies or other non-recurring tax charges, when applicable.
Revolver extinguishment cost consists of nonrecurring costs for the termination of our existing credit agreement originally entered into on February 13, 2023.